                                                                   EXHIBIT 16(c)

                       MASTER - CLASS C
                     10/21/94 - 08/31/95               SINCE            SINCE
                                                     INCEPTION        INCEPTION
                                                   AVERAGE ANNUAL       TOTAL
                                                    TOTAL RETURN       RETURN*
                                                   --------------     ---------
Initial Investment                                      $1,000.00     $1,000.00

Divided by Net Asset Value                                   8.17          8.17
                                                        ---------     ---------
Equals Shares Purchased                                   122.399       122.399

Plus Shares Acquired through
  Dividend Reinvestment                                     5.064         5.064
                                                        ---------     ---------
Equals Shares Held at 08/31/95                            127.463       127.463

Multiplied by Net Asset Value at 08/31/95                    9.14          9.14
                                                        ---------     ---------
Equals Ending Value before deduction for
   contingent deferred sales charge                      1,165.01      1,165.01

Less deferred sales charge                                 (10.00)         0.00
                                                        ---------     ---------
Equals Ending Redeemable Value at
   $1,000 Investment (ERV) at 08/31/95                   1,155.01      1,165.01
                                                        ---------     ---------
Divided by $1,000 (P)                                      1.1550        1.1650

Subtract 1                                                 0.1550        0.1650


Expressed as a percentage equals the
   Aggregate Total Return for the Period (T)                15.50%
                                                        =========

Expressed as a percentage equals the                                      16.50%
   Aggregate Total Return for the Period                              =========

ERV divided by P                                           1.1550

Raise to the power of                                      1.1624

Equals                                                     1.1824

Subtract 1                                                 0.1824

Expressed as a percentage equals the
   Average Annualized Total Return                          18.24%
                                                        =========


*Does not include sales charge for the period.

                                                                   EXHIBIT 16(C)

                UTILITY INCOME FUND - CLASS D
                     10/21/94 - 08/31/95               SINCE            SINCE
                                                     INCEPTION        INCEPTION
                                                   AVERAGE ANNUAL       TOTAL
                                                    TOTAL RETURN       RETURN*
                                                   --------------     ---------
Initial Investment                                      $1,000.00     $1,000.00

Divided by Initial Maximum Offering Price                    8.51
                                                        ---------
Divided by Net Asset Value                                                 8.17
                                                                      ---------
Equals Shares Purchased                                   177.503       122.399

Plus Shares Acquired through
   Dividend Reinvestment                                    5.287         5.507
                                                        ---------     ---------

Equals Shares Held at 08/31/95                            122.790       127.906

Multiplied by Net Asset Value at 08/31/95                    9.15          9.15
                                                        ---------     ---------
Equals Ending Redeemable Value at
   $1000 Investment (ERV) at 08/31/95                    1,123.53      1,170.34

Divided by $1,000 (P)                                      1.1235        1.1703

Subtract 1                                                 0.1235        0.1703

Expressed as a percentage equals the
   Aggregate Total Return for the Period (T)                12.35%
                                                        =========

Expressed as a percentage equals the
   Aggregate Total Return for the Period                                  17.03%
                                                                      =========
ERV divided by P                                           1.1235

Raise to the power of                                      1.1624

Equals                                                     1.1450

Subtract 1                                                 0.1450

Expressed as a percentage equals the
   Average Annualized Total Return                          14.50%
                                                        =========

* Does not include sales charge for the period.